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                                                                       EXHIBIT 3

               CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                          OF
                              UNAPIX ENTERTAINMENT, INC.

              It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Unapix Entertainment, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by amending Article Fourth to read in its entirety as follows:

         "FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is forty-three million (43,000,000), consisting of forty million (40,000,000) shares of common stock and three million (3,000,000) shares of preferred stock, and the par value of each share is $.01. The Board of Directors may authorize the issuance from time to time of the preferred stock in one or more series and with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series) as the Board may fix by resolution."

         3. The amendment herein effected has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The amendment was adopted by the Corporation's stockholders by the affirmative vote of the necessary number of shares, as required by law, at the Corporation's Annual Meeting of Stockholders duly called and held on October 6, 1997, upon notice in accordance with Section 222 of the General Corporation Law.

         IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements made herein are true under the penalties of perjury, this 7th day of October,
1997.


                                       /s/ David M. Fox
                                       ---------------------------------
                                       David M. Fox, President



Attest:


/s/ Michael R. Epps
---------------------------------
Michael R. Epps
Assistant Secretary